SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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MICHAEL BAKER CORPORATION

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MICHAEL BAKER CORPORATION

Airside Business Park

100 Airside Drive

Moon Township, PA 15108

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

Dear Shareholder:

We invite you to attend the annual meeting of shareholders of Michael Baker Corporation (“Michael Baker”) on September 9, 2008 at 10:00 a.m. in Pittsburgh, Pennsylvania.

This booklet includes the formal notice of the meeting and the Proxy Statement. The Proxy Statement tells you more about the items upon which we will vote at the meeting. It also explains how the voting process works and gives personal information about Michael Baker’s director candidates.

Whether or not you plan to attend, please promptly complete, sign, date and return your proxy card in the enclosed envelope, or you may vote over the Internet or by telephone by following the instructions found on the proxy card. Regardless of the method used, please vote your shares so that enough shares are represented to allow us to conduct the business of the annual meeting. Mailing your proxy or voting over the Internet or by telephone does not affect your right to vote in person if you attend the annual meeting.

Sincerely yours,

H. JAMES MCKNIGHT
Secretary

August 14, 2008

NOTICE OF 2008 ANNUAL MEETING

Date, Time and Place

•	September 9, 2008

•	10:00 a.m.

•	The Crowne Plaza Pittsburgh Airport Hotel

1160 Thorn Run Road

Coraopolis, PA 15108

(412) 262-2400

Purpose

•	Elect nine (9) directors to serve for a one-year term.

•	Conduct other business if properly raised.

Procedures

•	Please complete the enclosed proxy card(s) requested by the Board.

•	Only shareholders of record on July 28, 2008 receive notice of, and may vote at, the meeting.

Your vote is important. Please complete, sign, date and return your proxy card(s) promptly in the enclosed envelope or vote over the Internet or by telephone.

H. JAMES MCKNIGHT
Secretary

August 14, 2008

i

GENERAL

We have sent you this booklet and proxy on or about August 14, 2008 because the Board of Directors of Michael Baker Corporation (“Michael Baker”) is soliciting your proxy to vote at Michael Baker’s 2008 annual meeting of shareholders.

Who May Vote

Shareholders of Michael Baker as reflected in Michael Baker’s stock records at the close of business on July 28, 2008 may vote. You have one vote for each share of Michael Baker common stock you own, and you have cumulative voting rights in the election of directors. Cumulative voting entitles you to that number of votes in the election of directors equal to the number of shares of Michael Baker common stock you own, multiplied by the total number of directors to be elected. Under cumulative voting, you may cast the total number of your votes for one nominee or distribute them among any two or more nominees as you choose. Shares represented by proxies, unless otherwise indicated on the proxy card, will be voted cumulatively in such manner that the number of shares voted for each nominee (and for any substitute nominated by the Board of Directors, if any nominee listed becomes unable or is unwilling to serve) will be as nearly equal as possible. The nine nominees receiving the highest number of affirmative votes cast at the annual meeting by the holders of common stock voting in person or by proxy, a quorum being present, will be elected as directors.

How to Vote

You may vote in person at the meeting or by proxy. Most shareholders of record have a choice of voting by proxy over the Internet, by telephone or by using a traditional proxy card. Please check your proxy card or the information forwarded by your bank, stockbroker or other holder of record to see which options are available to you. We recommend that you vote by proxy, even if you plan to attend the meeting, as you can always change your vote at the meeting.

How a Proxy Works

Giving Michael Baker a proxy means that you authorize Michael Baker to vote your shares in accordance with your directions. If you give Michael Baker a proxy, but do not make any selections, your shares will be voted in favor of Michael Baker’s director candidates.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are generally covered by one card. If you hold shares through someone else, such as a stockbroker, then you may get material from them asking you how you want to vote.

Changing Your Vote

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying Michael Baker’s Secretary in writing.

Common Stock Outstanding

As of the close of business on July 28, 2008, approximately 8,833,298 shares of Michael Baker common stock were issued and outstanding.

Quorum and Voting Information

Quorum

In order to conduct the business of the meeting, there must be a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either in person or by proxy. You are considered a part of the quorum if you submit a properly signed proxy card, vote over the Internet or vote by telephone. Votes withheld and abstentions, as well as votes for or against a proposal, are counted in determining a quorum.

Election of Directors

If a quorum is present at the meeting, then the nine director candidates receiving the greatest number of votes cast will be elected to fill the open seats on the Board of Directors.

Other Matters

If a quorum is present, then any proposal other than the election of directors will be approved if a majority of the votes cast (in person or by proxy) are in favor of the proposal, unless the matter requires more than a majority vote under statute or Michael Baker’s bylaws. There are no other proposals included in this Proxy Statement or expected to come before the Annual Meeting.

Abstentions and Broker Non-Votes

Under Pennsylvania law an abstention or a broker non-vote is not considered a vote cast or considered in the calculation of the majority of votes cast and, therefore, will have no effect on the vote for an item. A broker non-vote occurs when a broker limits the number of shares voted on a proposal on its proxy card or indicates the shares represented by the proxy card are not being voted on a proposal.

COMMON STOCK OWNERSHIP

Director and Executive Officer Stock Ownership

Under the proxy rules of the Securities and Exchange Commission, a person beneficially owns Michael Baker common stock if the person has the power to vote or dispose of the shares, or if such power may be acquired, by exercising options or otherwise, within 60 days. The table below shows the amount and percentage of Michael Baker common stock that is beneficially owned, as of July 28, 2008, by the named executive officers in the “Summary Compensation Table,” Michael Baker’s current non-employee directors/nominees, and all of Michael Baker’s directors and executive officers as a group. Each person has sole voting power and sole dispositive power, unless indicated otherwise. No shares have been pledged as security by the named executive officers, directors or director nominees.

Executive Officer	Shares Owned (1)(2)(3)		Percent of Class
Richard L. Shaw	31,205	(4)	*
Craig O. Stuver	11,027		*
William P. Mooney	—		*
Bradley L. Mallory	1,995		*
H. James McKnight	85		*
John D. Whiteford	187		*

Non-employee Director/Nominee	Shares Owned (1)(2)(3)		Percent of Class
Robert N. Bontempo	28,500		*
Nicholas P. Constantakis	34,000	(5)	*
William J. Copeland	26,500		*
Robert H. Foglesong	7,000		*
Roy V. Gavert Jr.	9,000		*
Mark E. Kaplan	—		*
John E. Murray Jr.	27,500		*
Pamela S. Pierce	12,000		*
David N. Wormley	—		*
Directors and Executive Officers as a Group (20 persons)	224,598	(1)	2.55%

*	Less than 1%

(1)	This amount includes the number of shares of common stock indicated for each of the following persons or group which are allocated to their respective accounts as participants in the Baker 401(k) Plan and as to which they are entitled to give binding voting instructions to the trustee of the Baker 401(k) Plan: Mr. Mallory 699 shares, Mr. McKnight 85 shares, Mr. Stuver 5,383 shares, Mr. Whiteford 187 and all directors and executive officers as a group 18,745 shares. Baker 401(k) Plan holdings have been rounded to the nearest full share.

(2)	This amount includes options that are exercisable on or within 60 days of July 28, 2007 as follows: Mr. Shaw 11,000 shares, Dr. Bontempo 16,000 shares, Mr. Constantakis 15,000 shares, Mr. Copeland 16,000 shares, General Foglesong 4,000, Mr. Gavert 6,000 shares, Dr. Murray 16,000 shares, Ms. Pierce 6,000 shares, Mr. Stuver 5,000 and all directors and executive officers as a group 110,486 shares.

(3)	This amount includes restricted stock over which the Directors do not have dispositive power until restrictions lift as follows: Dr. Bontempo 3,000 shares, Mr. Constantakis 3,000 shares, Mr. Copeland 3,000 shares, General Foglesong 3,000, Mr. Gavert 3,000 shares, Dr. Murray 3,000 shares, Ms. Pierce 3,000 shares.

(4)	This amount includes 7,500 shares gifted by Mr. Shaw to his spouse for which Mr. Shaw disclaims beneficial ownership.

(5)	This amount includes 10,000 shares gifted by Mr. Constantakis to his spouse for which Mr. Constantakis disclaims beneficial ownership.

Owners Of More Than 5%

The following table shows shareholders who are known to Michael Baker to be a beneficial owner of more than 5% of Michael Baker’s common stock as of December 31, 2007.

Name and Address of Beneficial Owner	Shares of Common Stock(1)		Percent of Class
Baker 401(k) Plan	966,173	(2)	10.94%
Michael Baker Corporation
Airside Business Park
100 Airside Drive
Moon Township, PA 12108

Jeffrey Gendell	602,869	(3)	6.84%
55 Railroad Avenue, 3rd Floor
Greenwich, Connecticut 06830

(1)	Under Securities and Exchange Commission regulations, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Unless otherwise indicated in the other footnotes below, each person has sole voting power and sole investment power as to all shares listed opposite such person’s name.

(2)	The Baker 401(k) Plan requires the trustee to vote the shares held by the trust in accordance with the instructions from the participants for all shares allocated to such participants’ accounts. Allocated shares for which no such instructions are given and shares not allocated to the account of any employee are voted by the trustee in the same proportion as the votes for which participant instructions are given. In the case of a tender offer, allocated shares for which no instructions are given are not voted or tendered and shares not allocated to the account of any employee are voted by the trustee in the same proportion as the votes for which participant instructions are given.

(3)	According to the Schedule 13G/A filed February 1, 2008, Mr. Gendell is a managing member of the following entities and in that capacity directs their operations: Tontine Management, L.L.C., which beneficially owns, as general partner of Tontine Partners, L.P., 303,971 shares; Tontine Capital Management, L.L.C., which beneficially owns, as general partner of Tontine Capital Partners, L.P., 97,690 shares; and Tontine Overseas Associates, L.L.C., which beneficially owns 201,208 shares,. Accordingly, Mr. Gendell shares both dispositive and voting power with respect to the 602,869 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Michael Baker’s directors and executive officers to file reports of beneficial ownership and changes in beneficial ownership of Michael Baker stock. Directors and officers must furnish Michael Baker with copies of these reports. Based on these copies and directors and executive officers’ representations, Michael Baker believes all directors and executive officers complied with the requirements in 2007, except for the reporting of initial beneficial ownership, the exercise of options for 1,000 shares and the sale of 3,996 shares of stock for Mr. Greenwood, which were reported late on Forms 3 and 4 filed on September 14, 2007.

PROPOSAL 1—ELECTION OF DIRECTORS

Michael Baker’s Board of Directors currently has eleven members. Robert N. Bontempo, Nicholas P. Constantakis, Robert H. Foglesong, John E. Murray, Jr., Pamela S. Pierce and Richard L. Shaw, whose terms of office are expiring, have been nominated to serve for new terms ending in 2009. Mark E. Kaplan, who has not served on the Board in prior years, was appointed to the Board in February 2008 and has been nominated to serve a term ending in 2009. Bradley L. Mallory was appointed to the Board in February 2008, in connection with his appointment to Chief Executive Officer of Michael Baker Corporation, and has been nominated to serve a term ending in 2009. David N. Wormley was appointed to the Board in June 2008 and has been nominated to serve a term ending in 2009. All nominations were made by the Governance and Nominating Committee of the Board, as further described in “The Governance and Nominating Committee” on pages 12 and 13, and approved by the entire Board of Directors.

Mr. William J. Copeland, whose term of service is expiring in 2008, has not been re-nominated to serve on the Board. However, in recognition of Mr. Copeland’s years of service, and to continue to leverage Mr. Copeland’s years of experience and industry knowledge, the Board will appoint Mr. Copeland as an Emeritus Director to serve a one year term expiring in 2009. As an Emeritus Director, Mr. Copeland may attend and participate in Board meetings, but he will not have voting rights.

Vote Required

Your proxy will be voted “for” the election of these nominees, unless you withhold authority to vote for any one or more of them. If any nominee is unable or unwilling to stand for election, your proxy authorizes us to vote for a replacement nominee if the Board names one.

Only votes “for” a candidate are counted in the election of directors. The nine nominees who receive the most votes will be elected as directors.

The Board recommends you vote “for” each of the following candidates.

Director Nominees

The following table sets forth certain information regarding the nominees as of July 28, 2008. All of the nominees with the exception of Mr. Mark E. Kaplan, Mr. Bradley L. Mallory and Dr. David N. Wormley were elected directors by Michael Baker’s shareholders at the 2007 Annual Meeting. Except as otherwise indicated, each nominee has held the principal occupation listed or another executive position with the same entity for at least the past five years.

Robert N. Bontempo, Ph.D. Age 48 Director since 1997	Professor at Columbia University School of Business since 1994. Formerly: Assistant Professor of International Business at Columbia University Graduate School of Business from 1989 to 1994.

Nicholas P. Constantakis, CPA Age 68 Director since 1999	Retired. Formerly: Partner, Andersen Worldwide SC (independent public accountants and consultants) from 1961 to 1997. Holds numerous investment company directorships in the Federated Fund Complex where he is a member of the Audit Committee. From 2005 to 2008 he was Chairman of the Audit Committee of the Funds.

Mark E. Kaplan, CPA Age 46 Director since February 2008	Senior Vice President and Chief Financial Officer of Duquesne Light Holdings since 2005 and a Director of the Wesmark Funds, a mutual fund complex, where he is the Chairman of the Wesmark Funds Audit Committee. Formerly: Managing Director of CLJ Consulting Group (management consulting) from 2004 to 2005; Served in various capacities with Weirton Steel Corporation (integrated steel mill), including President and Chief Financial Officer, from 1995 to 2004.

Robert H. Foglesong Age 62 Director since April 2006	Founded and leads the Appalachian Leadership and Education Foundation, where he is President and CEO, and serves as a Director of Massey Energy Company, Stark Aerospace Inc., and CDEX Inc. General Foglesong serves on the Compensation Committee of CDEX Inc., the Finance Committee and Compensation Committee of Stark Aerospace Inc., and the Audit, Governance, Safety committees, and is the chairman of the Compensation committee of Massey Energy Company. Formerly: President of Mississippi State University. Prior to Mississippi State University, General Foglesong had a 33-year career with the United States Air Force, including serving as Vice Commander, and retiring in 2006 as a four star general and Commander, United States Air Force Europe.

Bradley L. Mallory Age 55 Director since February 2008	President and Chief Executive Officer of Michael Baker Corporation since February 2008. Formerly: Chief Operating Officer of Michael Baker Corporation from October 2007 to February 2008; President of Engineering of Michael Baker Jr., Inc. from November 2003 to October 2007; Senior Vice President of Michael Baker Jr., Inc. from March 2003 to October 2003; Secretary of Transportation of the Commonwealth of Pennsylvania from 1995 to 2003.

John E. Murray, Jr., S.J.D. Age 75 Director since 1997	Chancellor of Duquesne University since 2001; Professor of Law of Duquesne University since prior to 1995. Formerly: President of Duquesne University from 1988 until 2001. Holds numerous investment company directorships in the Federated Fund Complex.

Pamela S. Pierce Age 53 Director since 2005	Executive Vice President of ZTown Investments, Inc. (private oil and gas producers); Board of Managers and Chair of the Compensation Committee of Laredo Petroleum, Inc. (private oil and gas producers). Formerly: President of Huber Energy until 2004; President and Chief Executive Officer of Mirant Americas Energy Capital and Production Company from 2000 until 2002.

Richard L. Shaw Age 81 Director since 1965	Chairman of the Board of Michael Baker Corporation since 1993. Formerly: Chief Executive Officer from September 2006 to February 2008; Chief Executive Officer from 1999 to 2001; President and Chief Executive Officer from 1993 through 1994; President and Chief Executive Officer from 1984 to 1992. Mr. Shaw has held various positions since joining Michael Baker in 1952.

David N. Wormley, Ph.D. Age 68 Director since June 2008	Dean of the College of Engineering at Pennsylvania State University since 1992. Formerly: Associate Dean of Engineering at the Massachusetts Institute of Technology (MIT) from 1991 to 1992, and before that served as Head of MIT’s Department of Mechanical Engineering from 1982 to 1991.

The Board and Committees

The Board met nine times during 2007. All directors then serving participated in at least 75% of all meetings of the Board and the committees on which they served in 2007. The Board committees that help the Board fulfill its duties include the Executive Committee, the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Health, Safety, Environmental and Compliance Committee.

The Board has adopted categorical standards to assist it in determining whether its members meet the independence requirements of the American Stock Exchange. The Board has reviewed the independence of its members under the American Stock Exchange listing standards and has determined that a majority of its members are independent. Specifically, none of the following directors, Dr. Bontempo, Mr. Constantakis,

Mr. Copeland, General (Ret.) Foglesong, Mr. Gavert, Mr. Kaplan, Dr. Murray, Ms. Pierce and Dr. Wormley, has a material relationship with Michael Baker and each such director meets the independence requirements of the American Stock Exchange.

It is Michael Baker’s policy that all directors attend the annual meeting of shareholders if reasonably possible. All directors then serving attended the 2007 annual meeting of shareholders.

The Executive Committee

The Executive Committee has all of the powers of, and the right to exercise all of the authority of, the Board of Directors in the management of the business and affairs of Michael Baker. The Executive Committee met twice in 2007. The Executive Committee members are Mr. Shaw, Mr. Copeland and Dr. Murray. Mr. Shaw serves as the Executive Committee’s Chairman.

The Audit Committee

The Audit Committee acts under a written charter, which was amended and restated by the Board of Directors on February 19, 2004. A current copy of the Audit Committee Charter is available on Michael Baker’s website at http://www.mbakercorp.com and available in print to any shareholder upon request.

The Audit Committee met ten times in 2007. The Audit Committee members are Dr. Bontempo, Mr. Constantakis, Mr. Gavert and Mr. Kaplan. Dr. Bontempo served as the Audit Committee’s Chairman until his resignation for personal reasons on November 1, 2007, when Mr. Constantakis was appointed Chairman. Mr. Kaplan was appointed to the Audit Committee in February 2008. The Board of Directors has concluded that all Audit Committee members are independent as defined by the American Stock Exchange listing standards. In addition, the Board has determined that Mr. Constantakis and Mr. Kaplan each qualify as an “audit committee financial expert,” as such is defined by the regulations of the Securities and Exchange Commission.

The Audit Committee assists the Board in overseeing the accounting and financial reporting process of Michael Baker. It is directly responsible for appointing, compensating, retaining and overseeing the work of the independent registered public accounting firm engaged by Michael Baker. The functions performed by the Audit Committee include:

•	appointing the independent registered public accountants;

•	reviewing with the independent registered public accountants the plan for, and the results of, the auditing engagement;

•	approving professional services to be provided by the independent registered public accountants before the services are performed;

•	reviewing the independence of the independent registered public accountants;

•	overseeing the work of the independent registered public accountants;

•	discussing Michael Baker’s financial statements with the independent registered public accountants and management; and

•	reviewing Michael Baker’s system of internal accounting controls.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Michael Baker regarding accounting, internal controls or auditing matters. The Audit Committee has oversight of the internal audit function, including reviewing the annual internal audit plan and assessing the internal audit function’s performance.

The Audit Committee considers whether the independent registered public accountants’ provision of non-audit related services is compatible with maintaining the independence of the independent registered public accountants.

The Audit Committee Report

The Audit Committee is responsible for reviewing the Company’s financial reporting process on behalf of the Board of Directors. Management of Michael Baker has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In the performance of the Audit Committee’s oversight function, the Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee meets privately with the independent registered public accountants of the Company, who have unrestricted access to the Audit Committee. Specifically, the Audit Committee reviewed and discussed the consolidated balance sheet of Michael Baker Corporation and subsidiaries as of December 31, 2007, and the related consolidated statements of income, shareholders’ investment and cash flows, for the year then ended, with management of the Company and the independent registered public accountants. These consolidated financial statements, which are the responsibility of the Company’s management, are included in the Company’s annual report to shareholders and in the Company’s annual report on Form 10-K as filed with the Securities and Exchange Commission. They have been audited by Deloitte & Touche LLP, independent registered public accounting firm, and their report thereon, which accompanies the consolidated financial statements, is an important part of the Company’s reporting responsibility to its shareholders. Based on the Audit Committee’s review of the consolidated financial statements and the discussions with Company management and the independent registered public accountants, the Audit Committee is responsible for making a recommendation to the Board of Directors of the Company regarding inclusion of the audited financial statements in the Company’s annual report on Form 10-K.

The Audit Committee has met with the independent registered public accountants and discussed the matters that they are required to communicate to the Audit Committee by Statement on Auditing Standards No. 114 (The Auditor’s Communication with those Charged with Governance) relating to the conduct of the audit. These items include, but are not limited to, significant issues identified during the audit such as management judgments and accounting estimates, accounting policies, proposed audit adjustments, financial statement disclosure items and internal control issues, and if there were any disagreements with management or difficulties encountered in performing the audit.

The Company’s independent registered public accountants also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). The Audit Committee has met with and discussed the independent registered public accountants’ independence. The Audit Committee has determined that Deloitte & Touche LLP are independent auditors with respect to the Company within the meaning of the federal securities laws and the rules and regulations thereunder and Rule 3600T of the Public Company Accounting Oversight Board.

As part of the ongoing oversight process, the Audit Committee, with the advice of legal counsel, the Company’s independent registered public accountants and other advisors, has adopted and implemented in a timely manner any new rules and regulations promulgated by the Securities and Exchange Commission and the American Stock Exchange.

Based on the Audit Committee’s review and discussions, the Audit Committee has recommended to the Company’s Board of Directors that the aforementioned 2007 audited financial statements be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

Robert N. Bontempo	Nicholas P. Constantakis	Roy V. Gavert, Jr.	Mark E. Kaplan

The Compensation Committee

The Compensation Committee acts under a written charter, which is available on Michael Baker’s website at http://www.mbakercorp.com and available in print to any shareholder upon request.

The Compensation Committee provides assistance to the Board relating to the compensation of Michael Baker’s officers and directors. The Committee’s principal responsibilities include:

•	reviewing and approving Michael Baker’s compensation philosophy;

•	reviewing and approving the executive compensation programs, plans and awards; and

•	administering Michael Baker’s short-term and long-term incentive plans and other stock or stock-based plans.

The Compensation Committee ensures that the compensation of Michael Baker’s executives and other key employees are fair and competitive, as well as in compliance with applicable laws.

The Chief Executive Officer recommends to the Compensation Committee salary adjustments for executive officers. The Committee reviews these recommendations in light of Michael Baker’s overall compensation objectives. A final comparison is made to verify that the total percentage increase in compensation paid to the executive officers as a group is not disproportionate to the percentage increase applicable to other Company employee groups. The Compensation Committee annually reviews market data by reviewing executive compensation surveys compiled by third-party consultants, compensation of an industry peer group and compensation of a group of local companies to assess Michael Baker’s competitive position for the three components of executive compensation (base salary, annual incentives and long-term incentives). All recommendations of the Compensation Committee relating to compensation of Michael Baker’s executive officers are reviewed and approved by the full Board of Directors.

The Compensation Committee annually reviews market data compiled by third-party consultants, along with general industry information and other relevant date to assess the competitiveness of the Chief Executive Officer’s salary, and, based on this review, approves in advance any salary increase for the Chief Executive Officer.

Pursuant to its charter, the Compensation Committee is authorized to engage compensation consultants of its selection to advise it with respect to Michael Baker’s salary and incentive compensation and benefits programs. The Compensation Committee has historically engaged compensation consultants for a variety of purposes. The Compensation Committee regularly reviews data from multiple third party sources in connection with performance of its duties, including data compiled by or provided by compensation consultants. William M. Mercer Incorporated assisted in the development of Michael Baker’s short-term incentive compensation plan, referred to as the Line of Sight Plan. The Compensation Committee did not engage compensation consultants to assist in determining the 2007 compensation of Michael Baker’s executive officers.

In regard to Michael Baker’s non-employee directors, the Compensation Committee also uses an industry peer group, data from local companies and survey data compiled by third-party consultants to assess and determine the level of director compensation. This data is compiled by the Chief Resources Officer and provided to the Compensation Committee. Director compensation is reviewed and approved by the full Board of Directors.

The Compensation Committee also adopts or amends incentive compensation plans and equity award plans in which the executive officers and non-employee directors are participants.

The Compensation Committee met four times in 2007. The Compensation Committee members are Drs. Murray and Bontempo and Mr. Constantakis. Dr. Murray serves as the Compensation Committee’s Chairman. All of the members of the Compensation Committee are non-employee directors satisfying the independence standards of the American Stock Exchange listing standards.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in 2007, Drs. Murray and Bontempo and Mr. Constantakis, are non-employee directors who satisfy the independence standards of the American Stock Exchange listing standards.

During 2007, Michael Baker had no interlocking relationships in which (i) an executive officer of Michael Baker served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of Michael Baker; (ii) an executive officer of Michael Baker served as a director of another entity, one of whose executive officers served on the Compensation Committee of Michael Baker; or (iii) an executive officer of Michael Baker served as a member of the compensation committee of another entity, one of whose executive officers served as a director of Michael Baker. No member of the Compensation Committee was at any time during the 2007 fiscal year or at any other time an officer or employee of the Company, and no member had any relationship with Michael Baker requiring disclosure under Item 404 of Securities and Exchange Commission Regulation  S-K.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included on pages 13 through 21 of this Proxy Statement with management.

Based on the review and discussion, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

John E. Murray, Jr.	Robert N. Bontempo	Nicholas P. Constantakis

The Governance and Nominating Committee

The Governance and Nominating Committee acts under a written charter which was adopted by the Board of Directors on February 20, 2003. A current copy of the Governance and Nominating Committee Charter is available on Michael Baker’s website at http://www.mbakercorp.com and available in print to any shareholder upon request.

The principal functions of the Governance and Nominating Committee are to:

•	identify the skills and characteristics to be found in candidates to be considered to serve on Michael Baker’s Board of Directors and to use such to select nominees;

•	recommend nominees for each Board committee;

•	oversee the corporate governance of Michael Baker; and

•	recommend corporate governance guidelines.

The Governance and Nominating Committee met five times in 2007. The current Governance and Nominating Committee members are Mr. Gavert, Mr. Constantakis and Mr. Copeland, each of whom are each non-employee directors satisfying the independence standards of the American Stock Exchange listing standards. Mr. Gavert is the Chairman of the Governance and Nominating Committee.

The Committee will consider nominees for Directors recommended by shareholders. Shareholders wishing to recommend a director candidate for consideration by the Committee can do so by writing to the Secretary of Michael Baker, Airside Business Park, 100 Airside Drive, Moon Township, PA 15108; giving the candidate’s name, biographical data and qualifications. Any such notice of recommendation should be accompanied by a current resume of the individual and a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Nominations must be received at least 60 days prior to the annual meeting of shareholders.

In evaluating candidates for the Board, the Governance and Nominating Committee considers the entirety of each candidate’s credentials. The Committee is guided by the objective set forth in its charter of ensuring that the Board consists of individuals from diverse educational and professional experience and backgrounds who collectively provide meaningful counsel to management. The Committee considers the candidates’ character, integrity, experience, understanding of strategy and policy-setting, and reputation for working well with others. If candidates are recommended by Michael Baker’s shareholders, then such candidates will be evaluated using the same criteria. With respect to nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

Pursuant to authority granted under its charter, the Governance and Nominating Committee has the authority to hire and pay a fee to a consultant or search firm to assist in the process of identifying and evaluating director candidates. The Committee did not use a consultant or search firm in the last fiscal year.

The Health, Safety, Environmental and Compliance Committee

The Health, Safety, Environmental and Compliance Committee acts under a written charter, which is available on Michael Baker’s website at http://www.mbakercorp.com and available in print to any shareholder upon request.

The Health, Safety, Environmental and Compliance Committee reviews and considers health, safety, environmental and related compliance issues relative to Michael Baker.

The Health, Safety, Environmental and Compliance Committee met four times in 2007. The current Health, Safety, Environmental and Compliance Committee members are Ms. Pierce, General Foglesong and Mr. Gavert. Ms. Pierce is the Chairperson of the Health, Safety, Environmental and Compliance Committee.

Compensation Discussion and Analysis

Overview.

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of Michael Baker’s executive officers who served as named executive officers during 2007. The discussion focuses primarily on the information contained in the tables and related footnotes and narrative for 2007, but we also describe compensation actions taken prior to 2007 to the extent it enhances the understanding of Michael Baker’s executive compensation disclosure.

The principal elements of Michael Baker’s executive compensation program are base salary, annual incentive compensation and long-term incentive compensation. Michael Baker’s other benefits and perquisites consist of group life insurance premiums paid on behalf of Michael Baker’s executives, tax gross-up payments and matching contributions made under Michael Baker’s 401(k) plan. Michael Baker’s philosophy on compensation places a share of overall compensation “at risk,” thereby rewarding employees based on the overall performance of Michael Baker.

Objectives and Philosophy.

The overall objectives of Michael Baker’s executive compensation program are:

•	to attract and retain executive officers and other key employees of outstanding ability, and to motivate all employees to perform to the full extent of their abilities;

•	to ensure that pay is competitive with other leading companies in Michael Baker’s industries;

•	to reward executive officers and other key employees for corporate, group and individual performance; and

•	to ensure that total compensation to the executive officers as a group is not disproportionate when compared to Michael Baker’s total employee population.

During 2007, the Compensation Committee focused on assessing whether Michael Baker’s annual incentive compensation and long-term incentive compensation programs are structured to reward an executive’s performance in the manner in which the Compensation Committee believes is effective and appropriate. As discussed below in regards to each program, the Compensation Committee decided to grant discretionary awards under the existing annual incentive plan, and not grant awards under the long-term incentive plan, but rather to use discretionary bonuses to reward executives. In determining executive compensation for 2007, the Compensation Committee reviewed the relationship of an executive’s compensation to that of other executive officers of Michael Baker, similar executive officers in comparable companies, and Michael Baker’s current and projected growth and profitability performance. The Compensation Committee believes that executive compensation packages provided by Michael Baker to its executives during 2007, including the named executive officers, were competitive and appropriately rewarded the named executive officers.

Compensation Process.

Compensation Committee. Executive officer compensation is administered by the Compensation Committee of Michael Baker’s Board of Directors, which is composed of three members, Drs. Murray and Bontempo and Mr. Constantakis. Dr. Murray serves as Chairman of the Compensation Committee. The Compensation Committee approved the 2007 compensation arrangements described in this compensation discussion and analysis. Michael Baker’s Board of Directors appoints the Compensation Committee members and delegates to the Compensation Committee the direct responsibility for, among other matters:

•	reviewing and approving Michael Baker’s compensation philosophy;

•	reviewing and approving the executive compensation programs, plans and awards; and

•	administering Michael Baker’s short- and long-term incentive plans and other stock or stock-based plans.

The Chief Executive Officer recommends to the Compensation Committee salary adjustments for executive officers. The Committee reviews these recommendations in light of Michael Baker’s overall compensation objectives. A final comparison is made to verify that the total percentage increase in compensation paid to the executive officers as a group is not disproportionate to the percentage increase applicable to other Company employee groups. The Compensation Committee annually reviews market data by reviewing executive compensation surveys compiled by third-party consultants, compensation of an industry peer group and compensation of a group of local companies to assess Michael Baker’s competitive position for the three components of executive compensation (base salary, annual incentives and long-term incentives). All recommendations of the Compensation Committee relating to compensation of Michael Baker’s executive officers are reviewed and approved by the full Board of Directors.

The Compensation Committee annually reviews market data compiled by third-party consultants, along with general industry information and other relevant date to assess the competitiveness of the Chief Executive Officer’s salary and, based on this review, approves in advance any salary increase for the Chief Executive Officer.

Role of Compensation Experts. Pursuant to its charter, the Compensation Committee is authorized to engage compensation consultants to advise with respect to Michael Baker’s salary and incentive compensation and benefits programs. The Compensation Committee has historically engaged compensation consultants for a variety of purposes. The Compensation Committee regularly reviews data from multiple third party sources, in connection with the performance of its duties, including data compiled by or provided by compensation consultants. William M. Mercer Incorporated assisted in the development of Michael Baker’s short-term incentive compensation plan, referred to as the Line of Sight Plan. The Compensation Committee did not engage compensation consultants to assist in determining the 2007 compensation of Michael Baker’s executive officers.

Role of Michael Baker’s Executive Officers in the Compensation Process. The Chief Executive Officer recommends to the Compensation Committee salary adjustments for executive officers. No other executive officer has a role in setting executive compensation.

Components of Compensation.

Michael Baker’s 2007 compensation consists of base salary and program elements primarily structured to reward Michael Baker’s executive officers for achieving certain financial and business objectives.

Base Salaries. An overall salary budget increase recommendation is compiled by the Human Resources function for all divisions of Michael Baker. The amount of the merit increase percentage is then established and approved by the Compensation Committee at the October meeting for the next calendar year. These increases are determined by reviewing a variety of third party compensation data, for which 2007 salaries included data from: Hewitt, ERI, Dietrich, CompResources, and World at Work.

Michael Baker establishes a salary range based on benchmarking for each of its executive officers’ salary grade level. The competitive norm for salary ranges for 2007 was established by reviewing data from the third party consultant surveys including Hewitt, ERI, Dietrich, CompResources, and World at Work. Consideration was also given to Michael Baker’s industry peer group. Michael Baker’s industry peer group for benchmarking includes Tetra Tech Inc., Jacobs Engineering Group Inc., Teledyne, The Shaw Group Inc. and URS Corporation. In using this group for benchmarking, the Compensation Committee takes into consideration that many of the peer group companies have higher market capitalization and/or total revenue than Michael Baker. Finally, consideration was given to comparable local companies to determine if the proposed ranges of executive salaries were in line with the market. This benchmarking is performed using local companies such as IGATE Corporation, Mine Safety Appliance Corporation, Black Box Corporation, Matthews International Corporation and Calgon Carbon Corporation. The use of local companies in addition to survey data and Michael Baker’s peer group is based on the philosophy that Michael Baker’s executives are hired from a talent pool that does not comprise of only Engineering and Energy industry executives and that Michael Baker competes in the regional market for certain of its executive officer positions. Michael Baker generally establishes its executive officer salary midpoint at the average midpoint determined through this benchmarking process with a range established at the 75th percentile. Based on this benchmarking process, the salary ranges for Michael Baker’s executive officers were increased by 4% for fiscal year 2007.

Individual executive officer base salaries for Michael Baker’s executive officers are reviewed annually at the February Compensation Committee meeting with increases to be effective in April of the fiscal year. Increases are recommended by the Chief Executive Officer. The position of the executive officer within the salary range for the executive’s position established by the benchmarking process described above and the executive’s years in the position, responsibility and contributions to the business are all taken into consideration. Individual salaries may be above or below the midpoint in the established range based on the individual’s years in the position, contribution to business results, capabilities and qualifications, potential and the importance of the individual’s position to Michael Baker’s success. For 2007, the base salary increases for the named executive officers ranged from no increase to 15.79%. These increases are discussed further in connection with the “Summary Compensation Table,” which follows on page 16.

Long-Term Incentive Compensation. Effective October 29, 2007, the Compensation Committee recommended to the Board the termination of the Company’s 2003 Long-Term Incentive Compensation Plan. The recommendation to terminate the 2003 Long-Term Incentive Compensation Plan was made after determining the Plan was too complex and, as a result, did not properly motivate the Company’s key employees. As a result, there were no grants made to any named executive officers under the 2003 Long-Term Incentive Compensation Plan in 2007, nor did the executives earn any awards for payout for the 2006—2008 performance period. In recognition of the portion of incentive compensation that was previously earned by the executives under the Plan for the 2006—2008 performance period but no longer eligible for payout because the Plan was terminated, the Board has determined to grant each executive who accrued an award a discretionary bonus in 2007 that is equal to that portion of their award.

Short-Term Incentive Compensation. Michael Baker’s short-term incentive compensation is intended to compensate executive officers directly if strategic and financial performance targets are achieved and reward executive officers for performance on those activities that are most directly under their control and for which they are responsible. The short-term incentive compensation is awarded under the 2007 Incentive Compensation Plan derived under the Line of Sight Plan developed by William M. Mercer. By providing an incentive opportunity based on market-based performance goals, the plan is designed to establish a “line of sight” between the overall performance of Michael Baker and the individual contribution of the officer. The Compensation Committee designates participants into one of three groups. Executive officers participate in Group 1. Each participant is assigned an incentive target within 90 days of the beginning of a plan year. During 2007, the Compensation Committee reconsidered the current short-term incentive compensation plan, and determined that, while the structure may be adequate, the strategic and financial performance targets were not adequately achieving the desired impact on the executive’s behavior in order to drive the organization’s profitability. Therefore, no incentive targets were set for the named executive officers for the 2007 plan year.

The Compensation Committee may grant discretionary bonuses to executive officers under the 2007 Incentive Compensation Plan. Since the Long-Term Incentive Compensation Plan was terminated in October 2007, as discussed above, it was necessary to recognize superior performance by the named executive officers during 2007 by granting additional amounts as discretionary bonuses. During 2007, the Compensation Committee recommended to the Board, which determined to increase the size of the discretionary pool available for distribution from $500,000 to $2,000,000. Discretionary bonuses were granted to executive officers for 2007 performance.

Stock Ownership Requirements. We do not currently have any policy or guidelines that require a specified ownership of Michael Baker’s common stock by Michael Baker’s directors or executive officers or stock retention guidelines applicable to equity-based awards granted to directors and executive officers. As of July 28, 2008, Michael Baker’s Directors and executive officers as a group owned approximately 2.55% of Michael Baker’s outstanding common stock.

Perquisites and Other Personal Benefits. Supplemental benefits are offered to selected executive officers with the goal of attracting and retaining key executive talent. We provide the following perquisites to Michael Baker’s executive officers: group life insurance premiums paid on behalf of Michael Baker’s executives, and tax gross-up.

Post-termination Compensation.

Michael Baker does not generally provide employment or severance agreements to its executive officers. However, as discussed below, Mr. Shaw has both an Employment Agreement and a Consulting Agreement under which he is provided certain post-termination benefits. In June 2008, we also entered into an employment agreement with Mr. Mallory under which he is provided certain post-termination benefits. In connection with a potential sale of the Energy business segment, Mr. Whiteford, along with a group of key Energy executives and managers, entered into retention agreements with Michael Baker in 2007. Mr. Whiteford’s Retention Agreement included (i) an amount which would be paid out upon the successful completion of any divestiture of the Energy segment, and (ii) an amount to be paid six months after the signing of the Retention Agreement for remaining in his position during the negotiation of the sale. The six-month retention component was paid out in December 2007.

Tax Implications of Executive Compensation. Michael Baker’s aggregate deductions for each named executive officer’s compensation are potentially limited by Section 162(m) of the Internal Revenue Code of 1986, as amended, to the extent the aggregate amount paid to an executive officer exceeds $1.0 million, unless it is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exceptions specified in the Internal Revenue Code.

Stock Option Practices. We do not have an active stock option plan for our executive officers. The terms of prior plans included provisions to award stock options to purchase Michael Baker’s common stock to executive officers at or above the fair market value of Michael Baker’s common stock at the grant date.

Summary Compensation Table

This table shows the compensation for each person serving as Michael Baker’s Chief Executive Officer, Chief Financial Officer and the three other most highly paid executive officers, other than the Chief Executive Officer and Chief Financial Officer, in 2007.

Name and Principal Position	Year	Salary	Bonus (2)		Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (6)	Total
Richard L. Shaw	2007	$430,498	—		$5,040	(4)	—	—	—	$70,029	$505,567
Chief Executive Officer	2006	$112,592	—		$16,698	(4)	—	—	—	$323,341	$452,631
(Principal Executive Officer)(1)
Craig O. Stuver	2007	$201,700	$20,104		—		—	$12,450	—	$9,042	$243,296
Senior Vice President, Acting Chief Financial Officer, Corporate Controller and Treasurer (Principal Financial Officer)(1)
William P. Mooney	2007	$204,622	—		—		—	—	—	$41,960	$246,582
Former Executive Vice	2006	$276,755	—		—		—	—	—	$9,623	$286,378
President and
Chief Financial Officer(1)
Bradley L. Mallory	2007	$246,405	$42,930		—		—	$12,450	—	$11,745	$313,530
Chief Operating Officer(1)	2006	$238,040	—		—		—	—	—	$12,018	$250,058
H. James McKnight	2007	$263,203	$46,414		—		—	$12,450	—	$15,986	$338,053
Executive Vice	2006	$259,697	—		—		—	—	—	$19,958	$279,655
President, General
Counsel and Secretary
John D. Whiteford	2007	$266,800	$157,224	(3)	—		—	—	—	$10,737	$434,761
Corporate Executive	2006	$246,953	—		—		—	—	—	$13,526	$260,479
Vice President

(1)	Mr. Shaw resigned as Chief Executive Officer in February 2008. Mr. Stuver assumed the role of Acting Chief Financial Officer on September 10, 2007, succeeding Mr. Mooney who had previously resigned. Mr. Mallory became President and Chief Executive Officer on February 21, 2008.

(2)

Includes the dollar amount granted by the Board as a discretionary bonus to each named executive officer who accrued an award under the 2003 Long-Term Incentive Compensation Plan but was no longer eligible for payout for the amount previously earned. The Board approved a discretionary bonus for Mr. Shaw of $215,249, which represents 50% of his 2007 base salary; however Mr. Shaw declined acceptance of the bonus.

(3)	Includes the retention bonus amount paid to Mr. Whiteford pursuant to his Retention Agreement, which is described above.

(4)	Reflects the dollar amount recognized in Michael Baker’s financial statements for fiscal years 2006 and 2007 in accordance with FAS 123(R) related to the award of restricted stock under the 1996 Nonemployee Directors Stock Incentive Plan. For the assumptions used in the calculation of this amount under FAS 123(R), see Note 19 of the Consolidated Financial Statements in the Annual Report for the year ended December 31, 2007.

(5)	As discussed in the “Compensation Discussion and Analysis” above, the Compensation Committee determined the 2003 Long-Term Incentive Compensation Plan was too complex and, as a result, did not properly motivate the Company’s key employees. Additionally, no short-term incentive targets were set for the named executive officers for the 2007 plan year. As a result, only discretionary incentive awards were earned under the 2007 Incentive Compensation Plan and no awards were earned under the 2003 Long-Term Incentive Plan. No awards were earned during 2006 because the applicable performance goals were not achieved.

(6)	The amount of all other compensation for each named executive officer in 2006 and 2007 includes the following:

Name	Year	401(k) Match	Group Life Premiums	Medical Insurance Premiums	Post- Retirement Benefit		Tax Gross up	Club Dues	Director Fees		Consulting Fees		Termination Benefits		Total
Richard L. Shaw	2007	—	$51,783	$8,799	$5,000	(1)	$1,399	$3,048	—		—		—		$70,029
	2006	—	$46,594	$5,533	$154,000	(1)	—	—	$37,525	(2)	$79,689	(3)	—		$323,341
Craig O. Stuver	2007	$9,042	—	—	—		—	—	—		—		—		$9,042
William P. Mooney	2007	—	$1,399	—	—		—	—	—		—		$40,561	(4)	$41,960
	2006	—	$983	—	—		$2,645	$5,995	—		—		—		$9,623
Bradley L. Mallory	2007	$10,125	$1,620	—	—		—	—	—		—		—		$11,745
	2006	$8,937	$817	—	—		$693	$1,571	—		—		—		$12,018
H. James McKnight	2007	$10,125	$5,861	—	—		—	—	—		—		—		$15,986
	2006	$8,937	$5,623	—	—		$1,652	$3,746	—		—		—		$19,958
John D. Whiteford	2007	$10,125	$612	—	—		—	—	—		—		—		$10,737
	2006	$9,225	$518	—	—		$1,158	$2,625	—		—		—		$13,526

(1)	Reflects the dollar amount recognized in Michael Baker’s financial statements for fiscal years 2006 and 2007 for the post-retirement benefits payable under Mr. Shaw’s Employment Agreement or Consulting Agreement discussed below.

(2)	Reflects director fees earned by Mr. Shaw for his service as a director prior to his appointment as Chief Executive Officer in September 2006 as follows: Board Retainer $12,750, Executive Committee Chair $1,875, Chairman of the Board $11,250 and Board Meeting Fees $11,650.

(3)	Reflects earnings by Mr. Shaw under his Consulting Agreement, discussed below, prior to his appointment as Chief Executive Officer in September 2006.

(4)	Reflects payout of earned but unused vacation through the date of Mr. Mooney’s date of departure in September 2007 of $40,561.

During 2007, Michael Baker’s executive officers did not have employment agreements, except for Michael Baker’s former Chief Executive Officer, Mr. Shaw. Michael Baker entered into an Employment Agreement with Mr. Shaw in April 1988, which was supplemented a variety of times during his tenure as Chief Executive Officer. The latest supplement occurred effective September 14, 2006 when Mr. Shaw resumed the full-time position of Chief Executive Officer at an annual salary of $430,498 after the departure of Mr. Fusilli on September 12, 2006. This salary reflects an increase of $5,492 from his previous Chief Executive Officer salary of $425,006 when he retired in April 2001. In addition, the agreement provides for the payment of the costs of health insurance for both Mr. and Mrs. Shaw for life and maintenance of life insurance for Mr. Shaw. This Agreement also provides for a supplemental retirement benefit of $5,000 per month commencing on expiration of the Agreement until both Mr. and Mrs. Shaw are deceased. The 2006 Supplement suspended payments under Mr. Shaw’s Consulting Agreement, discussed below, during the period that he was employed as Michael Baker’s Chief Executive Officer, although its term continued to run.

Mr. Shaw also has a Consulting Agreement, which was amended and restated on April 25, 2001, upon his resignation as Chief Executive Officer, whereby he agreed to perform consulting services for Michael Baker for a two year term. The Consulting Agreement has been extended for a variety of two or one-year periods through April 2009. The Consulting Agreement provides annual compensation equal to 25% of Mr. Shaw’s previous salary of $425,006. In addition, under the Consulting Agreement, Michael Baker covers the costs of health insurance and maintains life insurance for Mr. Shaw. The Consulting Agreement also provides for a supplemental retirement benefit of $5,000 per month commencing at the expiration of the consulting term. The supplemental retirement benefit under the Consulting Agreement replaces, and is not in addition to, the supplemental retirement benefit under the Employment Agreement. As noted above, payments under the Consulting Agreement were suspended during the period Mr. Shaw was employed as Michael Baker’s Chief Executive Officer, although its term continued to run.

For 2007, the base salary increases resulting from the process described in the Compensation Discussion and Analysis for the other named executive officers ranged from 0 to 15.79% as follows:

Mr. Shaw	0.00%
Mr. Stuver	15.79%
Mr. Mooney	0.00%
Mr. Mallory	10.00%
Mr. McKnight	0.00%
Mr. Whiteford	4.00%

Mr. Stuver’s salary was increased by 5.27% in May 2007, and increased by 10% when he assumed new duties in September 2007. Mr. Mallory’s salary was increased by 10% when he assumed new duties in October  2007.

Grants of Plan-Based Awards for 2007

As discussed in the Compensation Discussion and Analysis above, the Company did not set an incentive target for the named executive officers for 2007 under the 2007 Incentive Plan. As a result, only discretionary incentive awards were granted to our executive officers under the 2007 Incentive Compensation Plan.

Effective as of October 29, 2007, the Compensation Committee recommended to the Board the termination of the Company’s 2003 Long-Term Incentive Compensation Plan. The recommendation to terminate the 2003 Long-Term Incentive Compensation Plan was made after determining the Plan was too complex and as a result did not properly motivate the Company’s key employees. As a result, there were no grants made to any named executive officers under the 2003 Long-Term Incentive Compensation Plan during 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards at December 31, 2007 for the individuals named in the “Summary Compensation Table” set forth above.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Richard L. Shaw	1,000	—	—	$10.125000	4/24/2008
	1,000	—	—	$7.812500	7/02/2009
	2,000	—		$10.02500	4/26/2011
	2,000	—	—	$15.03500	4/26/2012
	2,000	—	—	$8.550000	4/25/2013
	2,000	—	—	$12.625000	4/23/2014
	2,000	—	—	$20.160000	4/22/2015
Craig O. Stuver	5,000	—	—	$15.625000	2/21/2012	—	—	—	—
William P. Mooney	—	—	—	—	—	—	—	—	—
Bradley L. Mallory	—	—	—	—	—	—	—	—	—
H. James McKnight	—	—	—	—	—	—	—	—	—
Andrew P. Pajak	—	—	—	—	—	—	—	—	—
John D. Whiteford	—	—	—	—	—	—	—	—	—

Option Exercises and Stock Vested

The following table provides information pertaining to the amounts realized on the exercise of options and the vesting of restricted stock during fiscal year 2007 for the individuals named in the “Summary Compensation Table” set forth above.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise		Number of Shares Acquired on Vesting		Value Realized on Vesting
Richard L. Shaw	1,000	$26,357	(1)(2)	1,500	(2)	$40,290	(2)
Craig O. Stuver	10,000	$195,610	(1)	—		—
William P. Mooney	19,708	$564,999	(1)	—		—
Bradley L. Mallory	—	—		—		—
H. James McKnight	—	—		—		—
John D. Whiteford	15,602	$243,865	(1)	—		—

(1)	Calculated by multiplying the number of shares by the difference between the market price of Michael Baker’s common stock and the exercise price of the option(s) on the exercise date.

(2)	Reflects exercise of stock options and vesting of restricted shares granted to Mr. Shaw for his service as a director under the 1996 Nonemployee Directors Stock Incentive Plan.

Potential Payments on Termination or Change in Control

General

Michael Baker does not generally provide employment or severance agreements to its executive officers. In December 2006, Michael Baker terminated its change of control agreements with its executive officers based on the recommendation of the Chairman of the Board. During 2007, executive officers except for Mr. Shaw are covered by Michael Baker’s standard severance policy. Under this policy, the named executive officers would have received the following amounts if termination occurred at December 31, 2007:

Craig O. Stuver	$33,846
William P. Mooney	—
Bradley L. Mallory	$15,360
H. James McKnight	$30,370
John D. Whiteford	$62,400

While these are the minimum amounts that the named executive officers would receive under the Company’s standard policy, Michael Baker generally negotiates the terms of severance arrangements with its executive officers based on the facts and circumstances of the separation. The following analysis discusses the potential payments due to the previously-named executive officers upon a termination of employment of such officers under the existing employment arrangements and incentive plans entered into by Michael Baker.

Employment Agreement and Consulting Agreement with Mr. Shaw

Under Mr. Shaw’s Employment Agreement and Mr. Shaw’s Consulting Agreement discussed above, Mr. Shaw is entitled to a supplemental benefit of $5,000 per month until both he and his spouse are deceased, paid life insurance premiums for himself, and paid medical insurance premiums for himself and his spouse for life. These benefits are payable after his retirement if he is not consulting. If Mr. Shaw had resigned as Chief Executive Officer and did not perform consulting services after his resignation as of December 31, 2007, the estimated value of this benefit is $962,686.

Short-Term Incentive Plan

No post-termination benefits are available under the 2007 Incentive Compensation Plan for voluntary terminations by an individual. Under this plan any participant whose employment is terminated by Michael Baker involuntarily other than for cause following the end of a plan year will not forfeit such participant’s right to any unpaid incentive awards for such plan year. In addition, any participant whose employment is terminated by Michael Baker involuntarily other than for cause after June 30 of a plan year will be entitled to a pro-rated incentive award for the period of employment during such plan year, subject to the other terms and conditions of the plan and the achievement of the applicable performance goals and targets for such period. In the event of any involuntary terminations, participants would be entitled to their discretionary bonus or a proportionate part thereof.

Long-Term Incentive Plan

The only post-termination benefit under the 2003 Long-Term Incentive Plan is for death, disability or retirement. Under the Plan, if during a performance period any participant dies, becomes disabled, or retires at age 65 or older under and pursuant to any retirement plan of Michael Baker, the participant will be entitled to receive a pro-rated incentive award for the portion of the performance period during which such participant was employed, subject to the other terms and conditions of the Plan and the achievement of the applicable performance goals and targets for such period. Because no incentive awards were earned during 2007 under the Plan, no post-termination benefits were available for death, disability or retirement under the Plan.

Board of Directors Compensation

Employee directors receive no compensation for their service on the Board of Directors. Non-employee directors receive compensation as follows. Each director of Michael Baker receives an annual cash retainer equal to $17,000 for his or her services as director. In addition, each such director is entitled to receive $1,000 for each Board meeting that they attend in person and $750 for each Board committee meeting that they attend in person. If a director participates by telephone in a Board meeting or Board committee meeting, then such director is entitled to receive $100 for each meeting in which they participate. Further, the Chairman of the Board of Directors is entitled to receive an additional annual retainer equal to $15,000 for his services and $1,250 for each Board meeting that he attends in person. The chairmen of the Board committees, excluding the Audit Committee Chairman, are entitled to receive an additional annual retainer equal to $2,500 for services. The Audit Committee Chairman receives an additional annual retainer equal to $4,500 for services. All directors are reimbursed for their out-of-pocket expenses incurred in connection with attendance at meetings and other activities relating to the Board or its committees.

In addition, non-employee directors participate in the 1996 Nonemployee Directors Stock Incentive Plan, which provides long-term incentive compensation to eligible directors. Under this plan, each member of the Board of Directors who is not an employee on the first business day following the annual meeting of shareholders each year is granted (i) 1,500 restricted shares which will vest after a two-year period commencing on the date of the issuance of such restricted shares, subject to any change of control of Michael Baker (as defined in the plan), upon which all restrictions will lapse and (ii) an option to purchase 2,000 shares of Michael Baker’s common stock which is not exercisable until the six-month anniversary of the date of grant, subject to any change of control of Michael Baker (as defined in the plan), upon which such options become immediately and fully exercisable.

The following table discloses compensation received by each non-employee member of Michael Baker’s Board of Directors who served as a director during 2007:

Name	Fees Earned or Paid in Cash		Stock Awards (1)(3)(5)	Option Awards (2)(4)(6)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (7)	All Other Compensation		Total
Robert N. Bontempo	$39,717	(8)	$35,359	$26,260	—	$8,460	—		$109,796
Nicholas P. Constantakis	$40,350		$35,359	$26,260	—	$2,763	$1,000	(9)	$105,732
William J. Copeland	$28,200		$35,359	$26,260	—	$2,682	—		$92,501
Robert H. Foglesong	$28,200		$30,319	$26,260	—	—	—		$84,779
Roy V. Gavert, Jr.	$42,050		$35,359	$26,260	—	—	—		$103,669
John E. Murray, Jr.	$31,900		$35,359	$26,260	—	—	—		$93,519
Pamela S. Pierce	$33,817	(8)	$35,359	$26,260	—	$1,298	—		$96,734

(1)	Reflects the dollar amount recognized in Michael Baker’s financial statements for fiscal year 2007 in accordance with FAS 123(R) related to awards of restricted stock under the 1996 Nonemployee Directors Stock Incentive Plan.

(2)	Reflects the dollar amount recognized in Michael Baker’s financial statements for fiscal year 2007 in accordance with FAS 123(R) related to the awards of stock options under the 1996 Nonemployee Directors Stock Incentive Plan.

(3)	The grant date fair value with regard to each director’s grant of 1,500 shares of restricted stock computed in accordance with FAS 123(R) is $40,290.

(4)	The grant date fair value with regard to each director’s grant of 2,000 stock options computed in accordance with FAS 123(R) is $26,260. For the assumptions used in valuing option awards under FAS 123(R), see Note 19 of the Consolidated Financial Statements in the Annual Report for the year ended December 31, 2007.

(5)	The aggregate number of restricted stock awards outstanding as of December 31, 2007 (some of which restrictions have lapsed) for each of the non-employee directors is as follows: Dr. Bontempo 10,500, Mr. Constantakis 9,000, Mr. Copeland 9,500, General Foglesong 3,000, Mr. Gavert 11,000, Dr. Murray 10,500 and Ms. Pierce 4,500.

(6)	The aggregate number of stock options outstanding as of December 31, 2007 for each of the non-employee directors is as follows: Dr. Bontempo 17,000, Mr. Constantakis 15,000, Mr. Copeland 17,000, General Foglesong 4,000, Mr. Gavert 6,000, Dr. Murray 17,000 and Ms. Pierce 6,000.

(7)	Represents the interest that is considered preferential because the rate of interest earned in 2007 exceeded 120% of the federal long-term rate on compensation deferred by the director under the Outside Director Deferred Compensation Plan.

(8)	All fees earned in 2007 were deferred under the Outside Director Deferred Compensation Plan.

(9)	Includes $1,000 contribution made to Villanova University under Michael Baker’s matching gift program.

RELATED PARTY TRANSACTIONS

Related Party Transaction Approval Policy. It is Michael Baker’s policy that the Governance and Nominating Committee review and approve, in advance, all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. If advance approval is not feasible, then the Governance and Nominating Committee must approve or ratify the transaction at the next scheduled meeting of the Governance and Nominating Committee. Transactions required to be disclosed pursuant to Item 404 include any transaction between Michael Baker and any officer, director or certain affiliates of Michael Baker that has a value in excess of $120,000. In reviewing related party transactions, the Governance and Nominating Committee evaluates all material facts about the transaction, including the nature of the transaction, the benefit provided to Michael Baker, whether the transaction is on commercially reasonable terms that would have been available from an unrelated third party, and any other factors necessary to its determination that the transaction is fair to Michael Baker. Michael Baker’s Board has adopted written Related Party Transaction Policies and Procedures, a copy of which is available on Michael Baker’s website at http://www.mbakercorp.com and is available in print to any stockholder upon request.

In order to facilitate Michael Baker’s compliance with certain state regulatory requirements, David J. Greenwood, a registered professional engineer, held a 50% ownership interest in a Pennsylvania partnership, Baker and Associates, which was established for the purpose of practicing professional engineering in those states. Mr. Greenwood received no gain or profit from the partnership or the contracts into which it entered. All profits from such contracts are assigned by the partnership to Michael Baker or a subsidiary.

OTHER INFORMATION

Other Business

Michael Baker does not expect any business to come before the meeting other than the election of directors. If other business is properly raised, your proxy authorizes its holder to vote according to his or her best judgment.

Independent Registered Public Accounting Firm

The Board of Directors expects that representatives of Deloitte & Touche LLP will be present at the annual meeting and, while the representatives do not currently plan to make a statement at the meeting, they will have the opportunity to do so if they so desire. They will also be available to respond to appropriate questions.

The Audit Committee of the Board of Directors of Michael Baker has selected Deloitte  & Touche LLP as its independent registered public accounting firm for 2008.

Audit Fees

This table shows the aggregate fees for services provided by Deloitte & Touche LLP for the fiscal years ended December 31, 2007 and 2006:

	2007		2006
Audit Fees	$1,514,530	(1)	$1,005,361	(1)
Audit-Related Fees	$18,000	(2)	$15,570	(2)
Tax Fees	$85,264	(3)	$78,789	(3)
All Other Fees	$156,000	(4)	—

Total Fees	$1,773,794		$1,099,720

(1)	Deloitte & Touche LLP’s audit fees represent the aggregate fees billed for fiscal year 2007 or 2006, as indicated, for professional services rendered by Deloitte & Touche LLP for the audit of Michael Baker’s annual financial statements and review of financial statements included in Michael Baker’s Quarterly Reports on Form 10-Q. Included in the audit fees for fiscal year 2006 are $200,832 of fees and costs overruns associated with the 2006 audit of our financial statements. Included in the audit fees for fiscal year 2007 are $575,700 of fees and costs overruns associated with the 2007 audit of our financial statements and restatement. In addition to the fees included in the table for services related to fiscal year 2007, Deloitte & Touche LLP’s fees for audit services associated with our Nigerian subsidiary related to prior fiscal years, where such services were performed and billed in 2007, were $42,472.

(2)	These amounts reflect services related to the Baker 401(k) Plan audit fees.

(3)	These amount reflects services related to Nigerian corporate taxes, Nigerian PAYE taxes and Nigerian work-related VAT taxes. In addition to the tax fees included in the table for services related to fiscal year 2007 or 2006, Deloitte & Touche LLP’s fees for the same type of services related to prior fiscal years, where such services were performed and billed in 2007, were $45,686 and, in 2006, were $98,716.

(4)	These amounts reflect fees related to the interpretation and implementation of Financial Accounting Standards Board Interpretation No. 48 “Accounting for Uncertainty in Income Taxes—and Interpretation of FASB Statement No. 109” and tax-related training.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm to assure that the provision of such services does not impair the registered public accounting firm’s independence.

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. All other permitted services must be pre-approved by the Audit Committee.

The Chief Financial Officer determines whether services to be provided require pre-approval or are included within the list of pre-approved services.

All services provided by Deloitte & Touche LLP in fiscal years 2007 and 2006 were pre-approved by the Audit Committee.

Code of Ethics for Senior Officers

Michael Baker has adopted a Code of Ethics for Senior Officers that includes the provisions required under applicable Securities and Exchange Commission regulations for a code of ethics. A copy of the Code of Ethics for Senior Officers is posted on Michael Baker’s website at http://www.mbakercorp.com and is available in print to any shareholder who requests it. In the event that we make any amendments to or waivers from this Code, we will discuss the amendment or waiver and the reasons for such on Michael Baker’s website.

The obligations of the Code of Ethics for Senior Officers supplement, but do not replace, the Code of Business Conduct applicable to Michael Baker’s directors, officers and employees. A copy of the Code of Business Conduct is posted on Michael Baker’s website at http://www.mbakercorp.com and is available in print to any shareholder who requests it.

Communications by Shareholders with the Board

The Board provides a process for shareholders to send communications to the Board or to any of the directors of Michael Baker. Shareholder communications to the Board or any director should be sent c/o the Secretary of Michael Baker, Airside Business Park, 100 Airside Drive, Moon Township, PA 15108. All such communications will be compiled by the Secretary of Michael Baker and submitted to the Board or the individual director at the next regularly scheduled meeting of the Board.

Expenses of Solicitation

Michael Baker pays the cost for proxy solicitation. In addition to mailing, officers, directors and other employees may, in a limited number of instances, solicit proxies in person by telephone or facsimile.

Shareholder Proposals for Next Year

The 2009 annual meeting is currently expected to be held in May 2009. To be eligible for inclusion in next year’s proxy for the 2009 annual meeting of shareholders, the deadline for shareholder proposals to be received by the Company’s Secretary is on or before December 10, 2008. Nominations of candidates for election as directors must be made in accordance with Section 2.01.1 of the Company’s By-Laws, which provides for submission of nominations at least 60 days prior to the annual meeting. Any shareholder intending to present a proposal for action by the shareholders at the 2009 annual meeting must give written notice of the matter or proposal to be considered on or before February 24, 2009, or the persons appointed by the Board of Directors to act as proxies for such annual meeting will be allowed to use their discretionary voting authority with respect to any such matter or proposal raised at the 2009 annual meeting.

By order of the Board of Directors,

H. JAMES MCKNIGHT
Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

MICHAEL BAKER CORPORATION

September 9, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

■	20900000000000000000 9	090908

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors.
NOMINEES:
☐	FOR ALL NOMINEES		Robert N. Bontempo	__________
			Nicholas P. Constantakis	__________
☐	WITHHOLD AUTHORITY		Mark E. Kaplan	__________
	FOR ALL NOMINEES		Robert H. Foglesong	__________
			Bradley L. Mallory	__________
☐	FOR ALL EXCEPT		John E. Murray, Jr.	__________
	(See instructions below)		Pamela S. Pierce	__________
			Richard L. Shaw	__________
			David N. Wormley	__________

Note: A vote “FOR ALL NOMINEES” includes discretionary authority to vote for a substitute nominated by the Board of Directors if a nominee is unable to serve.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: (—) To cumulate your vote for one or more of the above nominee(s), write the manner in which such votes shall be cumulated in the space to the right of the nominee(s) name(s). If you are cumulating your vote for a nominee, do not mark the circle next to such nominee’s name. If you wish to cumulate your votes, you must vote by using the proxy card rather than voting by telephone or the Internet.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

YOU MAY RECEIVE MULTIPLE PROXY CARDS FOR COMMON STOCK. PLEASE VOTE EACH PROXY CARD THAT YOU RECEIVE AS EACH CARD REPRESENTS SEPARATE SHARES OF COMMON STOCK HELD BY YOU.
■

PROXY

MICHAEL BAKER CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Richard L. Shaw as Proxy to represent and to vote, as designated on the reverse, and in his discretion on any other business which may properly come before the Annual Meeting of the Stockholders (the “Annual Meeting”), all the shares of stock of Michael Baker Corporation (“the Company”) held of record by the undersigned on July 28, 2008, at the Annual Meeting to be held on September 9, 2008, or any adjournments thereof. With respect to the election of Directors (Proposal 1), where no vote is specified or where a vote for all nominees is marked, the cumulative votes represented by a proxy will be cast, unless contrary instructions are given, at the discretion of the Proxy named herein in order to elect as many nominees as believed possible under the then prevailing circumstances. Unless contrary instructions are given, if the undersigned withholds the undersigned’s vote for a nominee, all of the undersigned’s cumulative votes will be distributed among the remaining nominees at the discretion of the Proxy. If this proxy card is executed, such shares will be voted at the discretion of the Proxy on any other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

(Continued and to be signed on the reverse side)

■	14475	■

ANNUAL MEETING OF STOCKHOLDERS OF

MICHAEL BAKER CORPORATION

September 9, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES

(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ê

■	20900000000000000000 9	090908

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors.
NOMINEES:
☐	FOR ALL NOMINEES		Robert N. Bontempo	__________
			Nicholas P. Constantakis	__________
☐	WITHHOLD AUTHORITY		Mark E. Kaplan	__________
	FOR ALL NOMINEES		Robert H. Foglesong	__________
			Bradley L. Mallory	__________
☐	FOR ALL EXCEPT		John E. Murray, Jr.	__________
	(See instructions below)		Pamela S. Pierce	__________
			Richard L. Shaw	__________
			David N. Wormley	__________

Note: A vote “FOR ALL NOMINEES” includes discretionary authority to vote for a substitute nominated by the Board of Directors if a nominee is unable to serve.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: (—) To cumulate your vote for one or more of the above nominee(s), write the manner in which such votes shall be cumulated in the space to the right of the nominee(s) name(s). If you are cumulating your vote for a nominee, do not mark the circle next to such nominee’s name. If you wish to cumulate your votes, you must vote by using the proxy card rather than voting by telephone or the Internet.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■